UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  January 1, 2004



                            FLEETCLEAN SYSTEMS, INC.
              ____________________________________________________
             (Exact name of registrant as specified in its charter)



                                      TEXAS
                 ______________________________________________
                 (State or other jurisdiction of incorporation)



            000-27467                                  76-0196431
     ________________________                      ___________________
     (Commission File Number)                       (I.R.S. Employer
                                                   Identification No.)



            PO Box 727, Hwy. 834, East .7 miles, Hardin, Texas 77561
          ____________________________________________________________
          (Address of principal executive offices, including zip code)



                                 (936) 298-9835
              ____________________________________________________
              (Registrant's telephone number, including area code)

Item 5.   Other Events and Regulation FD Disclosure

Effective January 1, 2004, Fleetclean Systems, Inc. closed its truck terminal/tank wash facility in Hahnville, Louisiana (the "Hahnville facility"). The company intends to sell the Hahnville facility and redeploy the proceeds. Although the Hahnville facility was providing modest operating profits, the company believed it could better utilize the proceeds to reduce its corporate debt and to improve other operating areas. The company has a balloon payment of approximately $265,000 related to the purchase of the Hahnville facility due on March 1, 2004, and owes approximately $20,000 in equipment lease payments through October 15, 2004. The company will need to utilize the sale proceeds from the Hahnville facility to settle these payments. At the present time, the company does not have any commitments for the sale of the Hahnville facility.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             FLEETCLEAN SYSTEMS, INC.




                                             By: /s/ Kenneth A. Phillips
                                                 _______________________________
                                                 Kenneth A. Phillips
                                                 President




DATE: January 15, 2004